UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2012

Advance America, Cash Advance Centers, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of Principal Executive Offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Settlement of certain litigation

As previously disclosed in the definitive proxy statement on Schedule 14A of Advance America, Cash Advance Centers, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2012 (the “Definitive Proxy Statement”) the Company, the members of the Company’s board of directors, the Company’s Chief Financial Officer, Grupo Elektra S.A. de C.V. (“Grupo Elektra”), Eagle U.S. Sub Inc. (“Parent”), and Eagle U.S. Merger Sub Inc. (“Merger Sub”) have been named as defendants in certain stockholder actions filed in the Delaware Court of Chancery challenging the proposed transaction between the Company, Parent, and Merger Sub.  On March 7, 2012, the Delaware Court of Chancery granted an order to consolidate these actions and appoint the lead plaintiff and lead plaintiff’s counsel.

On April 13, 2012, the defendants entered into a memorandum of understanding with the lead plaintiff regarding the settlement of the actions.  In connection with the settlement, the Company agreed to make certain additional disclosures to its stockholders, which are contained in this Current Report on Form 8-K.  The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including consummation of the merger and court approval following notice to the Company’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness, and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger transaction, the merger agreement, and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that the lead plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by the Company. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

The defendants vigorously deny all liability with respect to the facts and claims alleged in the lawsuits, and specifically deny that any modifications to the merger agreement or any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, solely to avoid the risk of delaying or adversely affecting the merger and the related transactions and to minimize the expense of defending the lawsuits, the defendants have agreed to the settlement described above.

The previously disclosed stockholder actions filed in the South Carolina Court of Common Pleas in Spartanburg County continue.

SUPPLEMENTAL INFORMATION TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain stockholder litigation as described in this Current Report on Form 8-K, the Company has agreed to supplement the disclosure in the Definitive Proxy Statement with the disclosures below. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which the Company urges investors to read in its entirety.

With respect to the section “Background of the Merger” starting on page 25, the first paragraph on page 25 is hereby revised in its entirety as follows:

Our board and senior management, as part of their ongoing activities, regularly review and discuss the Company’s business strategies and strategic alternatives available to the Company, including continuing as an independent public company and engaging in potential strategic transactions.  Over the past several years, the Company has interacted with various third parties about the possibility of engaging in strategic transactions, none of which have resulted in any specific proposed transactions with those third parties.  In late 2009, the Company retained Promontory Financial Group, LLC, a consulting firm focused primarily on the financial services industry, to assist the Company in exploring the possibility of a strategic transaction with a banking organization.  For this engagement, Promontory was paid $1,663,941.67.  No discussions about a possible strategic transaction resulted from Promontory’s efforts on behalf of the Company.

With respect to the section “Background of the Merger” starting on page 25, the second paragraph on page 25 is hereby revised in its entirety as follows:

The Company first had contact with representatives of Grupo Elektra in late May 2011, when Mr. J. Patrick O’Shaughnessy, the Company’s President and Chief Executive Officer, made a presentation at an investor conference hosted by Stephens, Inc. (“Stephens”).  A representative of each of Grupo Elektra and Stephens, a financial advisor to Grupo Elektra, requested and participated in a meeting with Mr. O’Shaughnessy during the investor conference for the purpose of learning more about the business of the Company ~~during a meeting among Mr. J. Patrick O’Shaughnessy, the Company’s President and Chief Executive Officer, and representative of each of Grupo Elektra and Stephens, Inc. financial adviser to Grupo Elektra (“Stephens”)~~ . After this initial contact, from June through August 2011, a few meetings were arranged among Mr. William M. Webster IV, the Chairman of our board, Mr. O’Shaughnessy, and Mr. James A. Ovenden, the Company’s Chief Financial Officer, and representatives of Grupo Elektra, including its Chairman of the Board, Mr. Ricardo B. Salinas. During these meetings there were no discussions regarding any specific proposed transaction or an indication of value for the Company. Rather, these conversations were general in nature and considered various potential arrangements between the Company and Grupo Elektra, including, among others, a possible acquisition of the Company or the entry into a commercial arrangement between the two companies.

With respect to the section “Background of the Merger” starting on page 25, the fifth paragraph on page 25 is hereby revised in its entirety as follows:

On September 28, 2011, executives of the Company met with representatives of Grupo Elektra and presented an overview of the Company’s history and business, including base case five-year projections and five-year projections prepared using a model to demonstrate potential growth for the Company if it added new products and entered new markets.  The overview also included ~~as well as~~ the regulatory framework applicable to ~~its~~ the Company’s operations.

With respect to the section “Background of the Merger” starting on page 25, the second full paragraph on page 31 is hereby revised in its entirety as follows:

The merger agreement provides that, until 11:59 p.m., Central time, on March 31, 2012, the Company and its representatives may initiate, solicit, facilitate, and encourage inquiries relating to alternative acquisition proposals from third parties and, subject to the execution of an appropriate confidentiality agreement and certain other conditions, provide non-public information to and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. At the direction and under the supervision of our board, Wells Fargo Securities has contacted and engaged in discussions with third parties with respect to possible alternative acquisition proposals on behalf of the Company. As of March 31 ~~21~~ , 2012, representatives of Wells Fargo Securities had contacted a total of 80 parties, consisting of approximately 36 strategic parties and approximately 44 financial parties, including financial parties with portfolio companies that are potential strategic acquirors, to determine whether they would be interested in exploring an alternative transaction with the Company that could be superior to the merger. Of the 80 parties contacted, 12 parties requested and were provided with confidentiality agreements and 4 of those parties entered into confidentiality agreements with the Company. Subsequently, 3 of the 4 parties that entered into confidentiality agreements with the Company were provided with access to certain confidential information regarding the Company. The information provided to those three parties included a description of the Company and its business, industry, and regulatory environment as well as historical and projected financial information.  One party declined access to confidential information after executing a confidentiality agreement. As of April 12, ~~21~~ 2012, no party had submitted an acquisition proposal to the Company.

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the fourth paragraph beginning on page 38 is hereby revised in its entirety as follows:

For purposes of its analyses, Wells Fargo Securities reviewed a number of financial metrics including:

• Enterprise Value—generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock, and capital lease obligations less the amount of cash on its balance sheet).

• EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

• Earnings per share— generally the amount of the relevant company’s net income divided by the number of outstanding shares on a fully diluted basis at the end of a specified time period.

Unless the context indicates otherwise, share prices for the selected companies used in the selected companies analysis described below were as of February 13, 2012, and estimates of our financial performance for the calendar years ending December 31, 2012 to 2014 were based on financial information provided by our management. Estimates of financial performance for the selected companies listed below for the calendar year ending December 31, 2012 were based on publicly available research analyst estimates for those companies. Our 2011 EBITDA included adjustments based on discussions with our management to reflect the pro forma full year impact of our acquisition in October of 2011 of the retail storefront consumer finance business of CompuCredit Holdings Corporation and exclude the impact of certain non-recurring expenses. With respect to the selected companies and selected transactions analyses described below, historical EBITDA for the selected companies and the targets in the selected transactions included adjustments to reflect the pro forma full year impact of certain acquisitions by such companies and exclude the impact of certain non-recurring expenses. For purposes of the discounted cash flow analyses described below, stock based compensation was not treated as a cash expense.

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the first full paragraph on page 39 is hereby revised in its entirety as follows:

Wells Fargo Securities considered certain financial data for Advance America and selected companies in the alternative consumer finance sector with publicly traded equity securities Wells Fargo Securities deemed relevant. The selected companies were selected because they were deemed to be similar to us in one or more respects, including the nature of their business, size, diversification, distribution platform, financial performance, or geographic concentration. No specific numeric or other similar criteria were used to select the selected companies, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. Wells Fargo Securities noted that it believed that Advance America did not generally compare favorably with the selected companies identified below, many of which are significantly larger and more diversified than our Company.

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the fourth paragraph on page 39 is hereby revised in its entirety as follows:

Taking into account the multiples indicated by ~~results of~~ the selected companies analysis, our Company’s historical trading multiples and applying Wells Fargo Securities’s judgment based on its experience as a financial advisor, Wells Fargo Securities applied multiple ranges to corresponding financial data for Advance America. Applying multiples of 8.0x to 9.5x to our management’s estimate of 2012P EPS and 4.5x to 5.5x to our management’s estimate of 2012P EBITDA, resulted in implied valuation reference ranges of $9.45 to $11.22 and $9.34 to $11.69, respectively, per share of our common stock as compared to the proposed merger consideration of $10.50 per share of our common stock in the merger.

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the fifth paragraph starting on page 39 and continuing onto page 40, but ending before the table on page 40, is hereby revised in its entirety as follows:

Wells Fargo Securities also considered the financial terms of certain business combinations and other transactions involving targets in the alternative consumer finance sector Wells Fargo Securities deemed relevant, many of which targets were more diversified than our Company. The selected transactions were selected because the target companies were deemed to be similar to us in one or more respects, including the nature of their business, size, diversification, distribution platform, financial performance, or geographic concentration. No specific numeric or other similar criteria were used to select the selected transactions, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. The financial data reviewed included the implied Enterprise Value (based on the purchase price paid in the transaction) as a multiple of LTM EBITDA. The selected transactions and corresponding multiples were:

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the first full paragraph on page 40 is hereby revised in its entirety as follows:

Taking into account the multiples indicated by ~~results of~~ the selected transactions analysis, whether the transaction occurred prior to or following the recent financial crisis and applying its judgment based on Wells Fargo Securities’s experience as a financial advisor, Wells Fargo Securities applied a multiple range of 5.0x to 6.5x to our 2011 EBITDA which resulted in an implied valuation reference range of $9.48 to $12.70 per share of our common stock as compared to the proposed merger consideration of $10.50 per share of our common stock in the merger.

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the second paragraph on page 40 is hereby revised in its entirety as follows:

Wells Fargo Securities also performed a discounted cash flow analysis of Advance America using the financial forecasts for Advance America provided by our management, as adjusted at the direction of our management and summarized in this proxy statement under the heading “Certain Company Forecasts” on page 41. In performing this analysis, Wells Fargo Securities applied a 1.3% to 2.3% perpetuity growth rate, which took into account estimates of future inflation rates and Wells Fargo Securities’s experience as a financial advisor, and discount rates ranging from 12.0% to 13.0%, which took into account our Company’s weighted average cost of capital (which included a measure of the market price volatility of our common stock and an historical equity risk premium) and Wells Fargo Securities’s experience as a financial advisor. This analysis indicated an implied valuation reference range of $10.38 to $12.57 per share of our common stock as compared to the proposed merger consideration of $10.50 per share of our common stock in the merger.

With respect to the section “Opinion of the Company’s Financial Advisor” starting on page 35, the first paragraph on page 41 is hereby revised in its entirety as follows:

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services, and lending services. In the ordinary course of business, Wells Fargo Securities and its affiliates may hold long or short positions, and may trade or otherwise effect transactions, for its and their own accounts and for the accounts of customers, in the equity, debt, and other securities and financial instruments (including bank loans and other obligations) of Advance America, Parent, and their affiliates, as well as provide investment banking and other financial services to such companies and entities. Wells Fargo Securities and its affiliates, including Wells Fargo Bank, N.A., have in the past provided, may currently be providing, and may in the future provide, investment banking and other financial services to Advance America, Parent, and certain of their respective affiliates including Grupo Elektra, for which Wells Fargo Securities and its affiliates have received and would expect to receive compensation, including having acted as co-lead arranger and book manager of Advance America’s $300 million senior secured credit facility in December 2011. In addition, Wells Fargo Securities and Wachovia Capital Markets, LLC which is now part of Wells Fargo Securities, served as managing underwriters, though not as bookrunning lead managing underwriter, in connection with the initial public offering of our Company’s common stock in 2004. Wells Fargo Securities and its affiliates have adopted policies and procedures designed to preserve the independence of its research and credit analysts whose views may differ from those of the members of the team of investment banking professionals that advised us with respect to the merger.

With respect to the section “Certain Company Forecasts” starting on page 41, the following disclosure follows the third paragraph on page 42:

In late December 2011, our management provided Wells Fargo Securities with updated estimates and projections with respect to the financial performance of the Company for the fiscal years ending December 31, 2011 through December 31, 2016.  As a result of its ongoing review of, and preliminary analyses with respect to, the Company, Wells Fargo Securities raised concerns with our management regarding the reasonableness of our management’s projections for the fiscal years ending December 31, 2015 and December 31, 2016 and certain of the assumptions underlying those projections.  Following discussions with our management regarding those projections and, in particular, those projections relative to the Company’s historical financial performance and the regulatory risks in achieving those projections, our management advised Wells Fargo Securities that the financial forecasts, projections, and estimates with respect to the future financial performance of the Company through December 31, 2014 prepared by our management and provided to Wells Fargo Securities in late December 2011, as adjusted based on discussion with our management, reflected the best currently available estimates and judgments of our management as to the Company’s future financial performance and authorized Wells Fargo Securities to rely on and use those financial forecasts, projections, and estimates for the purposes of its analyses and opinion.

Because our management’s projections with respect to the future financial performance of the Company for the fiscal years ending December 31, 2015 and December 31, 2016 were provided to Wells Fargo Securities, those projections have been summarized below.  Those projections were adjusted based on discussions with our management,  but were not relied upon by Wells Fargo Securities for purposes of its opinion because, among other things, our management, after discussing with Wells Fargo Securities, did not believe the projections for the fiscal years ending December 31, 2015 and December 31, 2016 adequately reflected the Company’s historical financial performance and the regulatory risk in achieving those projections and authorized Wells Fargo Securities to rely on and use only the financial forecasts, projections, and estimates with respect to the future financial performance of the Company through December 31, 2014 prepared by our management, as adjusted at the direction of our management, for purposes of Wells Fargo Securities’ analysis and opinion.

	2012E	2013E	2014E	2015E	2016E

Revenue	$710.2	$741.9	$777.9	$817.6	$858.6
% Growth	4.2%	4.5%	4.9%	5.1%	5.0%
EBITDA	149.2	172.1	187.1	206.0	225.4
% Margin	21.0%	23.2%	24.0%	25.2%	26.3%
EBIT	134.8	159.4	175.4	194.0	213.4
Less: Cash Taxes	56.2	66.0	72.7	80.4	88.6
Tax-adjusted EBIT	$78.6	$93.4	$102.7	$113.6	$124.8
Plus: Depreciation & Amortization	14.4	12.7	11.7	12.0	12.0
Less: Capital Expenditures	10.5	10.5	10.5	7.5	7.8
Less: Change in Net Working Capital	15.1	4.8	11.7	13.7	14.7
Unlevered Free Cash Flow	$67.4	$90.8	$92.1	$104.4	$114.3

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the merger agreement; (ii) the inability to consummate the merger due to the failure to obtain the stockholder approval; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the Company’s operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (the “SEC”).  The Company does not have any intention, and does not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed the Definitive Proxy Statement with the SEC on March 23, 2012.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS.  Stockholders can obtain the proxy statement (when available) free of charge on the Company’s website at http://www.advanceamerica.net. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov. In addition, any materials the Company files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the merger.  Information about the Company’s directors and executive officers and their holdings of Company securities is set forth in Definitive Proxy Statement.  Stockholders may obtain additional information regarding the interests of the Company’s directors and officers by reading the Definitive Proxy Statement and other relevant documents regarding the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 13, 2011

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
President and Chief Executive Officer